UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/10/2011

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2011, the Board of Directors (the "Board") of The Pep Boys - Manny, Moe & Jack (the "Company") appointed independent Director Robert H. Hotz Chairman of the Board.

Mr. Hotz, 66, has been a member of the Company's Board since 2005 and serves on its Compensation and Audit Committees. He is Senior Managing Director, Co-Head of Investment Banking, a member of the Operating Committee and Co-Chairman of the investment banking firm Houlihan Lokey Howard & Zukin, Inc., where he has been employed since 2002. In addition, Mr. Hotz serves as a director of Universal Health Services, Inc.

Mr. Hotz succeeds Max L. Lukens who resigned his positions as Chairman of the Board and Director for personal reasons on September 10, 2011. The resignation of Mr. Lukens was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: September 14, 2011	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated September 14, 2011